Exhibit 2(l)


                           Kirkpatrick & Lockhart LLP
                         1800 Masssachusetts Ave., N.W.
                                    2nd Floor
                            Washington, DC 20036-1800
                                 (202) 778-9000


                                December 28, 1998

The High Yield Plus Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, NJ 07102-4077

Dear Sir or Madam:

      We serve as counsel for The High Yield Plus Fund, Inc., a Maryland corporation (the "Fund"), in connection with the issuance of up to 3,796,342 additional shares of the Fund's common stock, par value $.01 per share (the "Common Stock") pursuant to the Fund's rights offering (the "Offering") as described in its Registration Statement filed with the Securities and Exchange Commission on Form N-2, Securities Act File No. 333-67339 and Investment Company Act No. 811-5468 (the "Registration Statement"). All capitalized terms not otherwise herein defined shall have the meaning set forth in the Registration Statement.

      As counsel for the Fund, we are familiar with its Articles of Incorporation and Bylaws, as amended, and we are familiar with the actions taken by the Fund's board of directors in connection with the Offering. We have examined its Registration Statement, including the prospectus contained therein, substantially in the form in which it is to become effective. We have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Fund is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland.

      We have also examined and relied upon such corporate records of the Fund and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

      Based on such examination, we are of the opinion that:

1. The Fund is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland.

The High Yield Plus Fund, Inc.
December 28, 1998
Page 2




2. The issuance and sale of the Common Stock pursuant to the Offering have been duly authorized by all necessary corporate actions on the part of the Corporation.

3. Upon the issuance and sale of the Common Stock pursuant to the Offering, the Common Stock will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion in connection with Pre-Effective Amendment No. 1 to the Company's Registration Statement on Form N-2 (File No. 333-67339) being filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Legal Opinions" in the Prospectus filed as part of the Registration Statement.


                                   Sincerely,

                                          /S/ KIRKPATRICK & LOCKHART LLP
                                          KIRKPATRICK & LOCKHART LLP